UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Omnibus Extension of Certain Debt Instruments

On March 31, 2025, the Hall of Fame Resort& Entertainment Company (the “Company”) and HOF Village Newco, LLC (“Newco,” and collectively with the Company “Borrower”) entered into a formal omnibus extension of debt instruments (“Omnibus Extension”) with CH Capital Lending, LLC, a Delaware limited liability company (“CHCL”), IRG, LLC, a Nevada limited liability company (“IRG”), and Midwest Lender Fund, LLC, a Delaware limited liability company (“MLF” individually; IRG, CHCL, and MLF referred to collectively as “Lenders”). The impacted agreements include the following, as amended from time to time (collectively, “Subject IRG Debt Instruments”):

(a) that certain Term Loan Agreement (as amended or modified from time to time), dated December 1, 2020, as assigned to CHCL in its capacity as “Administrative Agent” for itself and the other lenders, on March 1, 2022, and all agreements, instruments, and promissory notes executed in connection with such Term Loan Agreement, as subsequently amended;

(b) that certain Secured Cognovit Promissory Note, effective as of November 7, 2022, by and among certain of the Borrowers, as makers, and JKP Financial, LLC (“JKP”), as holder, as modified by the Omnibus Release of Youth Fields Borrower from Certain Debt Instruments, dated as of January 11, 2024, by CHCL, IRG, JKP, and/or MLF, in favor of HOF Village Youth Fields, LLC, and the Omnibus Extension of Debt Instruments, dated April 7, 2024, which relates to that certain Secured Cognovit Promissory Note, dated as of June 19, 2020, made by certain of the Borrowers, as assigned by HOF Village, LLC to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOF Village, LLC and Newco, and as amended by that certain First Amendment to Secured Promissory Note, dated as of December 1, 2020 and the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, among Newco, HOF Village Hotel II, LLC, the Company, and JKP, which note was assigned by JKP to IRG Master Holdings, LLC, effective January 15, 2025, as subsequently assigned effective January 15, 2025 to CHCL;

(c) that certain Secured Cognovit Promissory Note, dated effective as of November 7, 2022, made by certain of the Borrowers, as modified by the Omnibus Release of Youth Fields Borrower from Certain Debt Instruments, dated as of January 11, 2024, by CHCL, IRG, JKP, and/or MLF, in favor of HOF Village Youth Fields, LLC, which was assigned by JKP to IRG Master Holdings, LLC, effective January 15, 2025, as subsequently assigned effective January 15, 2025 to CHCL;

(d) that certain Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from certain of the Borrowers and others to CHCL as subsequently amended;

(e) that certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from certain of the Borrowers and others to IRG as may have been subsequently amended; and

(f)  that certain Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from certain of the Borrowers and others to MLF as may have been subsequently amended, which relates to that certain Cognovit Promissory Note, dated as of April 27, 2022, from certain of the Borrowers to MLF as may have been subsequently amended.

IRG, MLF and CHCL are affiliates of Stuart Lichter, a director of the Company.

Pursuant to the Omnibus Extension, the Borrower and Lenders agreed to extend the maturity date of the Subject IRG Debt Instruments to September 30, 2025.

Amendment to Note Purchase Agreement

On March 31, 2025, the Company entered into an Amendment to Note Purchase Agreement (the “Amendment”) with holders of approximately 79% of the outstanding 8.00% Convertible Notes due 2025 (“8.00% Convertible Notes”) issued under the Note Purchase Agreement dated as of July 1, 2020, as amended, restated, supplemented and otherwise modified from time to time up to March 31, 2025, by and among the Company and the purchasers listed on the signature pages hereto. The Amendment extends the maturity date of 8.00% Convertible Notes to December 31, 2025. CHCL, which signed the Amendment, owns approximately 43% of the outstanding 8.00% Convertible Notes. CHCL is an affiliate of Stuart Lichter, a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: April 4, 2025

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